UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 20, 2006

MERCANTILE BANCORP, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
 (Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On March 20, 2006, the Board of Directors of Mercantile Bancorp, Inc. adopted an amendment, effective immediately, to Section 10 (entitled “Quorum”) of Article III of the Amended and Restated Bylaws dated July 9, 1999.  The amendment reconciled the voting standard for actions by shareholders with the standard stated in Section 12 (entitled “Voting”) of Article III.  As amended, both sections consistently state that all matters, except for the election of directors and except as otherwise required by law, the Company’s Certificate of Incorporation or its Bylaws, shall be determined by the decision of the majority of votes cast.  Formerly, Section 10 stated such items would be determined by the decision of majority in the amount of shares of a quorum.  The company has consistently applied the voting standard of Section 12.  The Bylaws, as amended to date, will be filed as an exhibit to the Company’s Annual Report for Form 10-K for the fiscal year ended December 31, 2005.  The text of the amended Section 10 is attached hereto as an exhibit.

Item 9.01 Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Section 10, Article III, of the Amended and Restated Bylaws of Mercantile Bancorp, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Dan S. Dugan

Name:	Dan S. Dugan
Title:	Chairman, President, and Chief Executive Officer

Date: March 23, 2006

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